Exhibit 99.1

NEWS RELEASE	CONTACT:	Lara Mahoney
440-329-6393

INVACARE CORPORATION ANNOUNCES NEW CREDIT AGREEMENT

ELYRIA, Ohio (January 16, 2015) - Invacare Corporation (NYSE: IVC) (“Invacare” or the “Company”) announced today the completion of a new Revolving Credit and Security Agreement establishing a $100 million asset-based lending (ABL) senior secured credit facility maturing in January 2018. The new credit facility replaces the Company’s prior senior secured credit facility, which was to mature in October 2015. The borrowing availability under the new credit facility is determined based on, among other things, the value of the Company’s eligible accounts receivable, inventory, machinery and equipment assets in the United States and Canada, up to a maximum aggregate borrowing amount of $100 million.

“Under the new ABL credit facility, the Company will not have financial covenant limitations, such as the debt leverage covenant which was in the previous credit agreement. We appreciate the support of our bank group in negotiating this new facility,” said Robert K. Gudbranson, Interim President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer.

The Company’s preliminary aggregate borrowing base under the Credit Facility is approximately $76 million, which is further limited by provisions that are described in the Form 8-K. Additional terms of the credit agreement will be summarized, and a copy of the credit agreement will be provided, in a Form 8-K to be filed by the Company with the United States Securities and Exchange Commission.

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is a global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 5,200 associates and markets its products in approximately 80 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, denote forward-looking statements that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties, which include, but are not limited to, the following: legal actions, including adverse judgments or settlements of litigation or claims in excess of available insurance limits; regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations in the United States or abroad; adverse effects of regulatory or governmental inspections of Company facilities and governmental enforcement actions; product liability or warranty claims; product recalls, including more extensive recall experience than expected; compliance costs, limitations on the production and/or distribution of the Company's products, inability to bid on or win certain contracts, unabsorbed capacity utilization, including fixed costs and overhead, or other adverse effects of the FDA consent decree of injunction; any circumstances or developments that might further delay or adversely impact the results of the final, most comprehensive third-party expert certification audit or FDA inspection of the Company's quality systems at the Elyria, Ohio, facilities impacted by the FDA consent decree, including any possible requirement to perform additional remediation activities or further resultant delays in receipt of the written notification to resume operations (which could have a material adverse effect on the Company's business, financial condition, liquidity or results of operations); the failure or refusal of customers or healthcare professionals to sign verification of medical necessity (VMN) documentation or other certification forms required by the exceptions to the FDA consent decree; possible adverse effects of being leveraged, including interest rate or event of default risks; the Company's inability to satisfy its liquidity needs in light of monthly borrowing base movements and daily cash needs of the business; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare National Competitive Bidding program); impacts of the U.S. Affordable Care Act of 2010 (such as, for example, the impact on the Company of the excise tax on certain medical devices, which began on January 1, 2013, and the Company's ability to successfully offset such impact); ineffective cost reduction and restructuring efforts or inability to realize anticipated cost savings or achieve desired efficiencies from such efforts; delays, disruptions or excessive costs incurred in facility closures or consolidations; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs or new product platforms that deliver the anticipated benefits; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; decreased availability or increased costs of materials which could increase the Company's costs of producing or acquiring the Company's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in the Company's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in the Company's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake and specifically declines any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.